SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SPORT CHALET

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June 21, 2002

Dear Stockholder:

     On behalf of your Company, I want to cordially invite you to attend the annual meeting of the stockholders of Sport Chalet, Inc. to be held at the Pasadena Hilton Hotel, 150 South Los Robles Avenue, Pasadena, California 91101, on Thursday, August 1, 2002 at 9:00 a.m. (local time).

     The principal business of the annual meeting is the election of the Company’s three Class 1 directors and to amend the Company’s 1992 Incentive Award Plan. The attached Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted.

     The directors and certain officers of the Company will be present to help host the annual meeting, respond to any questions that our stockholders may have, and discuss the Company’s operating results and future. I therefore encourage you to attend in order to meet your officers and directors and to participate in the business of the meeting. However, if it is not possible for you to attend, please sign, date and promptly return the enclosed proxy card immediately to ensure that your shares will be voted.

     Finally, you will find enclosed a 20% off coupon for your use at any of our 26 store locations. As in the past, I encourage you to try our stores and to write me regarding your shopping experiences, what you liked about our stores and any suggestions you may have for improvement.

Sincerely,

Craig Levra, Chairman of the Board

GENERAL INFORMATION
PROPOSAL 1
ELECTION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 AMENDMENT TO 1992 PLAN
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K
OTHER BUSINESS

SPORT CHALET, INC.

___________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 1, 2002

___________

TO OUR STOCKHOLDERS:

     Notice hereby is given that the annual meeting (the “Meeting”) of the stockholders of Sport Chalet, Inc. (the “Company”) will be held at the Pasadena Hilton Hotel located at 150 South Los Robles Avenue, Pasadena, California 91101, on Thursday, August 1, 2002 at 9:00 a.m. (local time) for the following purposes:

1.	Election of Directors. To elect three Class 1 directors to hold office until the annual meeting of stockholders to be held in 2005, and until their respective successors have been elected and qualified;

2.	Amendment to the 1992 Incentive Award Plan. To ratify an amendment to the 1992 Incentive Award Plan increasing from 1,200,000 to 1,500,000 the number of shares of the Company’s Common Stock which may be subject to awards granted thereunder; and

3.	Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

     Only holders of record of the Common Stock of the Company at the close of business on June 10, 2002 (the “Stockholders”) are entitled to notice of and to vote in person or by proxy at the Meeting and at any adjournments or postponements thereof. For a period of at least ten days prior to the Meeting, a complete list of Stockholders will be open to the examination of any stockholder during ordinary business hours at the Company’s executive offices at 920 Foothill Boulevard, La Cañada, California 91011.

     The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

     As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Stockholders on or about June 21, 2002.

By Order of the Board of Directors

SPORT CHALET, INC.

Howard K. Kaminsky, Secretary

La Cañada, California
June 21, 2002

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.

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SPORT CHALET, INC.
920 Foothill Boulevard
La Cañada, California 91011
(818) 790-2717

________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 1, 2002

________________

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sport Chalet, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company (the “Meeting”) to be held at the Pasadena Hilton Hotel located at 150 South Los Robles Avenue, Pasadena, California 91101, on Thursday, August 1, 2002 at 9:00 a.m. (local time) and at any adjournments or postponements thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is a proxy card (the “Proxy”), which you may use to indicate your vote on the proposals described in this Proxy Statement. Only holders of record of the Common Stock of the Company (the “Stockholders”) at the close of business on June 10, 2002 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the Meeting and any adjournments or postponements thereof. This Proxy Statement and the enclosed Proxy first will be mailed to Stockholders on or about June 21, 2002.

Matters to be Considered

     The matters to be considered and voted upon at the Meeting will be:

1.	Election of Directors. To elect three Class 1 directors to hold office until the annual meeting of stockholders to be held in 2005, and until their respective successors have been elected and qualified. The following persons are the Board nominees for Class 1 directors:

Al D. McCready
Eric S. Olberz
Frederick H. Schneider

2.	Amendment to the 1992 Incentive Award Plan. To ratify an amendment to the 1992 Incentive Award Plan increasing from 1,200,000 to 1,500,000 the number of shares of the Company’s Common Stock which may be subject to awards granted thereunder.

3.	Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

Cost of Solicitation of Proxies

     This Proxy solicitation is made by the Board of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. The solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions or telegraph, or in person, to request that Proxies be furnished. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost of the solicitation of Proxies is $20,000.

Outstanding Securities and Voting Rights; Revocability of Proxies

     The authorized capital of the Company consists of (i) 15,000,000 shares of common stock, $0.01 par value (“Common Stock”), of which 6,606,334 shares were issued and outstanding on the Record Date, and (ii) 2,000,000 shares of preferred stock, $0.01 par value, none of which were issued and outstanding on the Record Date. One-third of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting.

     Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders.

     The Company’s Amended and Restated Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the candidates receiving the highest number of votes will be elected. Abstentions and broker non-votes will be included in the number of shares present at the Meeting and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will be counted toward the number of votes cast on proposals submitted to the Stockholders and will have the effect of a negative vote, while broker non-votes will not be counted as votes cast for or against such matters.

     Of the shares of Common Stock outstanding on the Record Date, 4,351,972 shares of Common Stock (or approximately 65.9% of the issued and outstanding shares of Common Stock) were owned indirectly by Norbert Olberz, as the co-trustee with his wife, Irene Olberz, of the Olberz Family Trust, a revocable grantor trust. As a result, Mr. Olberz will have the power to determine the outcome of any matter submitted to the Stockholders. Mr. Olberz has indicated that he intends to vote all shares owned by him “FOR” the election of the Board nominees and “FOR” the amendment to the 1992 Incentive Award Plan.

     A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed, cabled or telecopied Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting. Craig L. Levra and Frederick H. Schneider, the designated proxyholders (the “Proxyholders”), are members of the Company’s Board.

     Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted “FOR” the election of the Board nominees and “FOR” the amendment to the 1992 Incentive Award Plan. If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock “FOR” the election of the Board nominees. If, however, you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may not, pursuant to applicable stock exchange rules, vote such Common Stock with respect to the proposal to ratify the amendment to the 1992 Incentive Award Plan.

     Recently, the Securities and Exchange Commission (the “SEC”) amended its rule governing a company’s ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal was not submitted to the Company prior to May 8, 2002, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no stockholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board. Such authorization includes authority to appoint a substitute nominee for any Board nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Security Ownership of Principal Stockholders and Management

     The following table sets forth as of the Record Date certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock (other than depositories), (ii) each of the Company’s directors, (iii) each of the Named Executive Officers (as defined below) and (iv) all of the Company’s executive officers and directors as a group.

	Number of Shares of
	Common Stock
	Beneficially
Name and Address (1)	Owned (2)		Percent(3)

Norbert Olberz	4,351,972	(4)	65.9%
John R. Attwood	16,000	(5)	0.2%
Al D. McCready	11,333	(6)	0.2%
Eric S. Olberz	206,433	(7)	3.1%
Kenneth Olsen	26,433	(8)	0.4%
Frederick H. Schneider	72,000	(9)	1.1%
Craig L. Levra	296,000	(10)	4.3%
Howard K. Kaminsky	183,651	(11)	2.7%
Dennis D. Trausch	167,086	(12)	2.5%
Claudia G. Reich	12,600	(13)	0.2%
E*Capital Corporation	468,035	(14)	7.1%
Directors and executive officers as a group (10 persons)	5,343,388	(15)	74.4%

(1)	The address of each executive officer and director is in care of the Company, 920 Foothill Boulevard, La Cañada, California 91011. The address of E*Capital Corporation is 1000 Wilshire Boulevard, 9th Floor, Los Angeles, California 90071.

(2)	Except as may be set forth below and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares of Common Stock owned.

(3)	Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4)	Consists of shares held by the Olberz Family Trust, a revocable grantor trust of which Mr. Olberz and his wife are co-trustees.

(5)	Includes 5,000 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002.

(6)	Includes 3,333 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002. Excludes 1,667 shares issuable upon the exercise of stock options which first become exercisable after that date.

(7)	Includes 5,000 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002.

(Footnotes continued from previous page)

(8)	Includes 8,333 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002. Excludes 1,667 shares issuable upon the exercise of stock options which first become exercisable after that date.

(9)	Includes 5,000 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002.

(10)	Includes 246,000 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002. Excludes 64,000 shares issuable upon the exercise of stock options which first become exercisable after that date.

(11)	Includes 148,600 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002. Excludes 46,400 shares issuable upon the exercise of stock options which first become exercisable after that date.

(12)	Includes 140,600 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002. Excludes 39,400 shares issuable upon the exercise of stock options which first become exercisable after that date.

(13)	Includes 12,600 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002. Excludes 10,400 shares issuable upon the exercise of stock options which first become exercisable after that date.

(14)	Based on information contained in Schedule 13G filed with the SEC on February 13, 2002 by E*Capital Corporation, Edward W. Wedbush and Wedbush Morgan Securities Employee Retirement Plan, as joint filers. E*Capital Corporation is the parent company of Wedbush Morgan Securities. Edward W. Wedbush is the chairman of Wedbush Morgan Securities. Mr. Wedbush disclaims beneficial ownership of the Company’s Common Stock held by E*Capital Corporation or Wedbush Morgan Securities Employee Retirement Plan.

(15)	Includes 574,466 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 10, 2002. Excludes 163,534 shares issuable upon the exercise of stock options which first become exercisable after that date.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Executive Officers

     The Bylaws of the Company provide that the number of directors of the Company shall be fixed from time to time by the Board, but shall not be less than three. The Board has fixed the number of directors at seven. The Amended and Restated Certificate of Incorporation of the Company provides that the Board shall be divided into three classes, as nearly equal in number as possible, which are elected for staggered three-year terms. The term of each class expires at the annual meeting of stockholders in the year 2002 (Class 1), the year 2003 (Class 2) and the year 2004 (Class 3).

     Only the members of Class 1, Al D. McCready, Eric S. Olberz and Frederick H. Schneider, all of whom currently are members of the Board, are nominees for election to the Board at the Meeting, to serve until the annual meeting of stockholders to be held in 2005, or until their successors have been elected and qualified.

     Each nominee has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the nominees of the Board. If any nominee is unable or unwilling to serve as a director at the time of the Meeting or any postponement or adjournment thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. The three nominees for election as Class 1 directors at the Meeting who receive the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

     None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. Except as set forth below, there are no family relationships among directors or executive officers of the Company and, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board.

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of the Record Date.

Name	Age	Class	Position

Al D. McCready	54	1	Director and a member of the Audit Committee since May 2001. Mr. McCready is the Chairman and Chief Executive Officer of McCready Manigold Ray & Co., Inc., a consulting firm that serves retail and distribution industry clients. Mr. McCready has specialized in consulting with retail companies since 1978, focusing on corporate strategy, information systems strategy, and technology planning. Prior to founding McCready Manigold Ray & Co., Inc. in 1991, Mr. McCready was National Director of Retail and Distribution Industry Services and a Partner at the firm of Deloitte & Touche LLP. Mr. McCready received his Masters Degree in Business Administration from the University of Utah.
Eric S. Olberz	39	1	Director and a member of the Compensation Committee since 1992 and a member of the Audit Committee from 1992 until May 2001. Mr. Olberz received a Bachelors Degree with an emphasis in accounting from National University and is a Certified Public Accountant. Mr. Olberz is employed as a staff accountant with BDO/Nation Smith Hermes Diamond-Accountants & Consultants, a professional corporation ranked the sixth largest CPA firm in San Diego by the San Diego Business Journal. Mr. Olberz works primarily with the firm’s family office group, which provides wealth management services for high net worth individuals. Mr. Olberz was President and owner of Camp 7, Inc., a soft goods manufacturing operation located in Santa Ana, California, from July 1995 to October 1996 and Vice Chairman of the Company from October 1994 to July 1995, Vice President from 1984 to October 1994 and Secretary from October 1992 to July 1995. Mr. Olberz resigned as an officer and employee concurrently with Camp 7, Inc.’s acquisition of the Company’s soft goods manufacturing operations in July 1995. Mr. Olberz is the son of Norbert Olberz, the principal stockholder.
Frederick H. Schneider	46	1	Director and a member of the Audit Committee since May 2000. Mr. Schneider currently is an independent private equity investor. He served as Chief Financial Officer and Principal of Leonard Green & Partners, L.P., a merchant banking firm, from September 1994 to January 1998, where he played a key role in various acquisitions. From June 1978 to September 1994, he was employed by KPMG Peat Marwick, including as an Audit and Due Diligence Partner from June 1989 to September 1994. Mr. Schneider was a founding member of Pasadena Angels, a technology incubator, and has served on Pasadena Angels’ Board of Directors since February 2001.
John R. Attwood	72	2	Director and Chairman of the Compensation Committee since February 1993 and a member of the Audit Committee from February 1993 until May 2001. Mr. Attwood is the President of Attwood Enterprises, a consulting business. He was the Chairman of Coca-Cola Bottling of Los Angeles and a Senior Vice President and a Group President of Beatrice Companies, Inc., the parent company of Coca-Cola Bottling of Los Angeles, until his retirement in 1986. Mr. Attwood currently serves on the Board of Directors of Verdugo Hills Hospital, a nonprofit organization.

Name	Age	Class	Position

Craig L. Levra	43	2	Chairman of the Board since August 2001, Director from November 1998 until August 2001, President since November 1997, Chief Operating Officer from November 1997 until August 1999 and Chief Executive Officer since August 1999. Prior to joining the Company, Mr. Levra was employed by The Sports Authority, the nation’s largest sporting goods retailer. During his five-year tenure with that company, he held positions of increasing responsibility in merchandising and operations and was Vice President of Store Operations at the time of his departure. Mr. Levra received a Bachelors Degree and a Masters Degree in Business Administration from the University of Kansas. Mr. Levra currently serves on the Board of Directors of Junior Achievement of Southern California and the Advisory Board of the Los Angeles Sports and Entertainment Commission.
Norbert Olberz	77	3	The Company’s founder since it was founded in 1959, Chairman Emeritus since August 2001, Chairman of the Board from when it was founded in 1959 until August 2001, Interim President from April 1995 to November 1997 and Interim Chief Executive Officer from April 1995 to August 1999.
Kenneth Olsen	84	3	Director, Chairman of the Audit Committee and a member of the Compensation Committee since June 1994. Mr. Olsen served as President and Chief Executive Officer of the Vons Company, Inc., a leading grocery store chain, from 1974 to 1983, at which time he retired from full-time responsibilities after thirty-eight years with that company. Mr. Olsen currently serves as a director of several nonprofit organizations and is a management consultant advising national and international firms on marketing and merchandising consumer products.
Howard K. Kaminsky	44	—	Chief Financial Officer since joining the Company in 1985, Executive Vice President — Finance since May 2000 and Secretary since July 1995. Mr. Kaminsky served as Vice President-Finance from January to April 1997, Senior Vice President-Finance from April 1997 to May 2000 and Treasurer from October 1992 to January 1997. Prior to joining the Company, Mr. Kaminsky was employed in the auditing division of Ernst & Young LLP. He is a Certified Public Accountant and received a Bachelors Degree in Business Administration from California State University, Northridge. Mr. Kaminsky is a member of the California Society of Certified Public Accountants.
Dennis D. Trausch	52	—	Executive Vice President- Growth and Development since April 2002 and Executive Vice President-Operations from June 1988 until April 2002. Since joining the Company in 1976, Mr. Trausch has served in various positions starting as a salesperson and assuming positions of increasing responsibility in store and Company operations.
Claudia G. Reich	49	—	Senior Vice President of Marketing and Advertising since May 2001 and Vice President of Marketing and Advertising from June 1999 until May 2001. Prior to joining the Company, Ms. Reich was employed by the Vons Company, Inc., a leading grocery store chain, from 1974 to 1996, working through the ranks of store operations, buying, merchandising, and sales to the position of Vice President of Sales and Advertising.

Board Meetings and Committees

     The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee currently consists of Messrs. McCready, Olsen and Schneider, each of whom is “independent” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by the Company’s independent certified public accountants and the fees incurred by the Company in connection therewith, (ii) to review the results of such audit, including the independent accountants’ opinion and letter of comment to management and management’s response thereunder, (iii) to review with the Company’s independent accountants the Company’s internal accounting principles, policies and practices and financial reporting, (iv) to make recommendations regarding the selection of the Company’s independent accountants and (v) to review the Company’s quarterly and annual financial statements prior to public issuance. On March 7, 2000, the Board of the Company, on the recommendation of the Audit Committee, adopted a written Audit Committee Charter. Five meetings of the Audit Committee were held during the year ended March 31, 2002.

     The Compensation Committee currently consists of Messrs. Attwood, Olsen and Eric Olberz. The primary purposes of the Compensation Committee are (i) to review and recommend to the Board the salaries, bonuses and perquisites of the Company’s executive officers, (ii) to determine the individuals to whom, and the terms upon which, awards under the Company’s incentive compensation plans will be granted, (iii) to make periodic reports to the Board as to the status of such plans and (iv) to review and recommend to the Board additional compensation plans. Three meetings of the Compensation Committee were held during the year ended March 31, 2002.

     The Board held seven meetings during the year ended March 31, 2002. No director attended less than 75% of all the meetings of the Board and those committees on which he served in the year ended March 31, 2002.

Procedures for Stockholder Nominations

     The Board does not have a standing nominating committee. The procedures for nominating directors are set forth in the Bylaws. Nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders with respect to an election to be held at an annual or special meeting of stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Compensation of Directors

     Directors who are employees of the Company are compensated as officers of the Company and receive no separate compensation for serving as directors. Non-employee directors receive $22,000 for attending or participating in up to six Board or Committee meetings during the fiscal year plus an additional $3,000 for each additional day they attend or participate in Board or Committee meetings and $750 for each day they attend or participate in a meeting with the Company’s management. Directors also receive reimbursement of expenses incurred in attending meetings. The Board may modify such compensation in the future. Each non-employee director was entitled to receive $25,000 in fees for attending Board or Committee meetings during the fiscal year ended March 31, 2002. McCready Marigold Ray & Co., Inc., Al McCready’s company, received an additional $55,000 for computer system consulting services provided to the Company.

     Under the 1992 Plan described below, as amended, each non-employee director currently is granted automatically upon becoming a director, options to purchase 5,000 shares of Common Stock at the fair market value on the grant date. On each triennial date on which a non-employee director is reelected to the Board, options for an additional 5,000 shares are granted automatically to the director subject to an aggregate limit for any one non-employee director of options to acquire a total of 30,000 shares. All options are exercisable one-third upon grant and one-third on each of the first and second anniversaries of the date of grant, and all options expire five years from the date of grant. In accordance with the terms of the 1992 Plan, Messrs. McCready, Olsen, Attwood, Eric Olberz and Schneider have been granted options representing a total of 5,000, 16,000, 14,000, 11,000 and 5,000 shares, respectively. See “Incentive Compensation Plans — 1992 Incentive Award Plan.”

Compensation Committee Interlocks and Insider Participation

     Except for Eric S. Olberz, no member of the Compensation Committee is or has been an officer or employee of the Company.

Report of the Compensation Committee on Executive Compensation

     The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1993 (the “Securities Act”) or under the Exchange Act of 1934 (the “Exchange Act”).

REPORT OF THE COMPENSATION COMMITTEE

     Compensation Policy and Executive Compensation. The Compensation Committee is responsible for reviewing and making recommendations as to the annual compensation of the Company’s executive officers, including such components as annual cash compensation, short and long-term incentives, and supplemental benefits.

     The Company’s compensation policy is based on linking executive compensation to the Company’s objectives of growth through increased earnings and maximizing long-term stockholder value. This policy traditionally has been carried out through a compensation program consisting of salaries and short and long-term incentives. The Compensation Committee monitors compensation levels for comparable retail companies and evaluates annual compensation on the basis of these compensation trends and the performance of the Company in order to determine whether adjustments to base salary and bonuses, or both, are appropriate.

     The Company has entered into written employment agreements with each of its executive officers. See “Employment Agreements.”

     The various elements of the Company’s compensation program are discussed below.

     Annual Salary and Bonus. Annual compensation for Messrs. Olberz, Levra, Kaminsky, and Trausch and Ms. Reich (collectively, the “Executive Management Group”) consists of a base salary and an annual bonus. During the fiscal year ended March 31, 2002, the annual base salaries for Messrs. Olberz, Levra, Kaminsky, and Trausch and Ms. Reich were $300,000, $290,000, $196,000, $191,000, and $144,000, respectively. Based upon information concerning the compensation for comparable executives generally, the annual base salaries for fiscal 2003 for Messrs. Olberz, Levra and Kaminsky and Ms. Reich remain the same. Mr. Trausch’s responsibilities have been altered and his annual base salary is now $155,000. The Compensation Committee believes that the base salaries for each member of the Executive Management Group are at or below the base salary for comparable executives.

     The Company maintains a bonus plan under which, subject to an overall maximum, the executive officers may earn a bonus as a percentage of their base compensation, if the Company meets the pre-tax profit objective set by the Compensation Committee at the beginning of the fiscal year. See “Incentive Compensation Plans — Executive Bonus Plan.” During fiscal 2002, the profit objective was not met and bonuses were not paid under the plan. Based upon information concerning the compensation of comparable executives generally, the Committee believes that, if the Company achieves anticipated profit levels in fiscal 2003, the Executive Management Group’s total compensation under this bonus plan will fall within the range of industry averages for the defined labor market.

     Long-Term Compensation. On June 11, 2001, Messrs. Levra, Kaminsky, and Trausch and Ms. Reich were granted options to purchase 40,000, 23,000, 23,000, and 13,000 shares of Common Stock, respectively. All such options are exercisable at the market price on the grant date and vest at the rate of 20% per year over five years. Messrs. Levra, Kaminsky, and Trausch and Ms. Reich hold options to purchase a total number of shares of Common Stock equal to 246,000, 148,600, 140,600, and 12,600, respectively, exercisable at the market price on the grant date and vesting on or before August 2002. The Committee believes options provide a valuable incentive to achieve long-term growth and maximum stockholder value by linking compensation benefits to the long-term growth in the Company’s stock value. More specific information on option grants is set forth below.

     The Committee will continue to review the Company’s overall executive compensation program periodically and, if appropriate, adjust existing compensation levels or policies in order to meet market demands or changing corporate objectives.

     Compensation of the Chairman Emeritus. The Committee believes that the $300,000 base salary paid to Mr. Olberz as Chairman Emeritus during fiscal 2002 should remain unchanged for fiscal 2003, and is reasonable when compared to the compensation paid by similar companies whose comparable officers are actively involved in day-to-day operations. Mr. Olberz does not participate in the executive bonus plan or stock option grants because, in the Committee’s view, his significant stock holdings in the Company already provide sufficient motivation for him to achieve long-term profitability and maximum stockholder value.

     Compensation of the Chairman. The Committee believes that the $290,000 base salary paid to Mr. Levra as Chairman of the Board during fiscal 2002 should remain unchanged in fiscal 2003, and is reasonable when compared to the compensation paid by comparable companies whose chairman are actively involved in day-to-day operations. Mr. Levra’s participation in the executive bonus plan and stock option plans is described directly above.

     Tax Deductibility of Executive Compensation. The Internal Revenue Code limits the deductibility for federal income tax purposes of non-performance based compensation in excess of $1,000,000 provided to certain executive officers. As the Company’s current compensation structure does not provide for or contemplate annual compensation to any executive in excess of $1,000,000, the limitations placed on tax deductions will be inapplicable to the Company for the foreseeable future.

Dated: June 10, 2002	COMPENSATION COMMITTEE

John R. Attwood Eric S. Olberz Kenneth Olsen

Executive Compensation

     The following table sets forth, as to the Chief Executive Officer and as to each of the other five most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all cash and non-cash compensation awarded, earned or paid for services to the Company in all capacities for each of the three years ended March 31, 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual Compensation		Compensation

				Securities
				Underlying
				Options/	All Other
Name and Position(1)	Year	Salary($)	Bonus($)(2)	SARs(#)(3)	Compensation($)

Norbert Olberz,	2002	300,000			19,500
Chairman Emeritus (4)	2001	300,000	—	—	22,000
	2000	300,000	—	—	12,000

Craig L. Levra,	2002	290,000	—	40,000	15,600
Chairman of the Board, President	2001	275,000	200,000	45,000	137,475	(7)
and Chief Executive Officer (5)	2000	229,167	—	100,000	12,638

Howard K. Kaminsky,	2002	196,000	—	23,000	11,550
Executive Vice President-Finance,	2001	185,000	74,750	30,000	24,444	(7)
Chief Financial Officer and	2000	170,000	—	20,000	7,050
Secretary (6)

Dennis D. Trausch,	2002	191,000	—	23,000	11,550
Executive Vice President-Growth	2001	180,000	68,000	20,000	11,550
and Development(8)	2000	170,000	—	20,000	7,050

Claudia G. Reich,	2002	144,000	—	13,000	11,550
Senior Vice President of	2001	120,000	46,000	—	7,200
Marketing and Advertising (9)

(1)	For a description of the employment agreements between certain officers and the Company, see “Employment Agreements.”

(2)	Each Named Executive Officer was entitled to participate in the executive bonus program, except Mr. Olberz. See “Incentive Compensation Plans — Executive Bonus Plan.”

(3)	Represents options granted under the 1992 Plan. See “Incentive Compensation Plans — 1992 Incentive Award Plan.”

(4)	Mr. Olberz has served as Chairman Emeritus since August 2001, Chairman of the Board from 1959 to August 2001, Interim President from April 1995 to November 1997 and Interim Chief Executive Officer from April 1995 to August 1999.

(5)	Mr. Levra has served as Chairman of the Board since August 2001, President and Chief Operating Officer since November 1998 and Chief Executive Officer since August 1999.

(6)	Mr. Kaminsky has served as Chief Financial Officer since 1985, Executive Vice President-Finance since May 2000 and Secretary since July 1995. He served as Vice President-Finance from January to April 1997, Treasurer from October 1992 to January 1997 and Senior Vice President-Finance from April 1997 to May 2000.

(7)	Includes the fair market value of $121,875 and $12,894 on the grant date of shares awarded by Norbert Olberz to Messrs. Levra and Kaminsky, respectively.

(8)	Mr. Trausch has served as Executive Vice President- Growth and Development since April 2002, and Executive Vice President-Operations from June 1988 until April 2002.

(9)	Ms. Reich was appointed Senior Vice President of Marketing and Advertising in May 2001.

Stock Option Grants

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended March 31, 2002 to the Named Executive Officers.

OPTION/SAR GRANTS IN FISCAL YEAR 2002

	Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total			at Assumed Rates of Stock
	Securities	Options/SARs			Price Appreciation for
	Underlying	Granted To	Exercise		Option Term(4)
	Options/SARs	Employees In	or Base	Expiration
Name of Officer	Granted(1)	Fiscal Year(2)	Price(3)	Date	5%	10%

Craig L. Levra	40,000	24.0%	$8.60	5/24/2011	$216,340	$548,247
Howard K. Kaminsky	23,000	13.8%	8.60	5/24/2011	124,395	315,242
Dennis D. Trausch	23,000	13.8%	8.60	5/24/2011	124,395	315,242
Claudia G. Reich	13,000	7.8%	8.60	5/24/2011	70,310	178,180

(1)	These options first become exercisable at the rate of 20% per year. Upon certain changes in control of the Company, these options become fully exercisable.

(2)	Options to purchase an aggregate of 167,000 shares were granted during the fiscal year ended March 31, 2002.

(3)	The exercise price is equal to the closing price of the Company’s Common Stock on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(4)	The Potential Realizable Value is the product of (a) the difference between (i) the product of the last reported sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at March 31, 2002. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

Option Exercises and Holdings

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended March 31, 2002, the number of shares of Common Stock issuable upon the exercise of stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sale price of the Common Stock on Nasdaq on March 31, 2002 ($9.00).

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2002
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at March 31, 2002		March 31, 2002(1)
	on	Value
Name of Officer	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig L. Levra	—	—	246,000	64,000	$1,083,450	$148,800
Howard K. Kaminsky	—	—	148,600	46,400	791,090	126,360
Dennis D. Trausch	—	—	140,600	39,400	757,090	96,610
Claudia G. Reich	—	—	12,600	10,400	46,665	4,160

(1)	The value of unexercised “in-the-money” options is the difference between the last reported sale price of the Common Stock on March 31, 2002 ($9.00 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

Incentive Compensation Plans

     1992 Incentive Award Plan. For a description of the 1992 Incentive Award Plan see “PROPOSAL 2 — AMENDMENT TO THE 1992 PLAN.”

     Executive Bonus Plan. The Company maintains a bonus plan under which, subject to an overall maximum, certain executive officers may earn a bonus as a percentage of their annual base salaries, if the Company meets the pre-tax profit objective set by the Compensation Committee at the beginning of the fiscal year. If the profit objective is met or exceeded, each executive officer, other than Mr. Olberz, is entitled to receive a bonus of between 35% and 60% of his annual base salary. If 90% or more, but less than 100%, of the profit objective is achieved, these executives receive 50% of a full annual bonus plus 5% for each full percentage point above 90% achieved.

     401K Plan. Eligible employee participants could make voluntary contributions to an employee retirement savings plan under Section 401(k) of the Internal Revenue Code 1986, as amended (the “401K Plan”), through payroll deductions which are matched, in part, by the Company’s contributions. Such contributions can be used by the participant to purchase interests in certain mutual funds or shares of the Company’s Common Stock.

     Each employee, twenty-one years of age or older, is eligible to participate in the 401K Plan on the first day of the pay period after completing three months of service. There are currently approximately 1460 employees of the Company who are eligible to participate in the 401K Plan. Subject to compliance with certain nondiscrimination tests which limit contributions of or on behalf of “highly compensated employees” (as such term as defined in the federal tax laws), the eligible employee may make an annual contribution equal to from 2% up to and including 15% of their salary compensation. The maximum investment of any plan participant in Company stock cannot exceed 25% of their total deferral contributions.

     Principal Stockholder Award Plan. On March 31, 1998, Norbert Olberz and his wife Irene Olberz, through the Olberz Family Trust, a revocable grantor trust, committed 293,625 shares of the Company’s Common Stock owned by them for awards, all of which have been awarded to more than 100 employees and directors pursuant to the terms of that certain Olberz Family Trust Sport Chalet Restricted Stock Plan (the “Principal Stockholder Award Plan”). Under the Principal Stockholder Award Plan, selected employees and directors have been awarded a portion of these shares. All such awards require no consideration to be paid by the recipient, but are subject to the restrictions contained in the Principal Stockholder Award Plan. These awards have been made by Mr. Olberz in appreciation and recognition of and to reward recipients for their loyalty and service to the Company. The shares so granted have not been registered under the Securities Act of 1933, as amended. Accordingly, their subsequent transferability is subject to applicable federal and state securities laws, including, without limitation, compliance with Rule 144 promulgated by the SEC as well as the restrictions imposed by the Principal Stockholder Award Plan. Such plan restrictions include prohibition against transfer for two years and potential forfeiture in the event certain employment conditions are not fulfilled. Further, for federal tax purposes, the transaction will more likely than not be treated as a contribution to capital of the Company and a payment of compensation by the Company to the recipients to the extent of the fair market value of the stock so awarded, resulting in a tax benefit to the Company. In recognition of both the financial and employee incentive benefits to the Company from these awards, the Company has agreed to pay the costs of administration, implementation and enforcement of the Principal Stockholder Award Plan. Messrs. Kaminsky and Trausch received 20,000 and 25,000 shares, respectively, under the Principal Stockholder Award Plan on March 31, 1998, while Mr. Levra has not received any stock awards. Messrs. Attwood, Olsen and Eric S. Olberz each were awarded 6,000 shares on March 31, 1998. Other shares were awarded to qualified employees of the Company based on the responsibilities of the eligible employee, the value the employee’s services to the Company, the employee’s tenure with the Company and other factors deemed pertinent by the committee responsible for administering the Principal Stockholder Award Plan.

     Messrs. Levra and Kaminsky received an additional 25,000 and 2,645 shares, respectively, from Mr. Olberz on October 17, 2000.

Equity Compensation Plan Information

     The following table shows outstanding option, their weighted exercise price, and options remaining available for issuance under the Company’s existing compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))

	(a)	(b)	(c)
Plans Approved by Stockholders	154,000	$8.54	191,999
Plans Not Approved by Stockholders (none)	—	—	—

Employment Agreements

     The Company has entered into an employment agreement with Norbert Olberz. The term of the employment commences on April 1, 2000 and terminates on March 31, 2014 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless 30 days notice is given by either party. Mr. Olberz is entitled to (i) receive an annual base salary of $300,000, (ii) receive a $1,500 monthly automobile allowance, (iii) receive reimbursement for personal tax and financial advisory services up to $1,500 per year, (iv) participate in all plans provided to executive officers or employees generally and (v) receive reimbursement for secretarial assistance up to $2,500 per month. The Company has the right to terminate Mr. Olberz’ employment only for “cause” (as defined in such employment agreement).

     The Company has entered into employment agreements, as amended, with each of Messrs. Levra, Kaminsky and Trausch and Ms. Reich. The term of employment of Mr. Levra commences on April 1 of each year and terminates on the following March 31 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless notice of termination is given by either party by the preceding February 28. The term of employment of Messrs. Kaminsky and Trausch and Ms. Reich commences on April 1 of each year and terminates on the following March 31 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless 30 days’ notice is given by either party. Messrs. Levra, Kaminsky and Trausch and Ms. Reich are entitled to (i) receive an annual base salary (subject to increase from time to time in the discretion of the Board) of $290,000, $196,000, $155,000, and $144,000, respectively, (ii) participate in the executive bonus program, (iii) receive a monthly automobile allowance in the amount of $1,200 for Mr. Levra and $900 for Messrs. Kaminsky and Trausch and Ms. Reich, (iv) receive reimbursement for personal tax and financial advisory services up to $1,200 per year for Mr. Levra and $750 per year for Messrs. Kaminsky and Trausch and Ms. Reich, and (v) participate in all plans provided to executive officers or employees generally. In the event employment is terminated by the Company without “cause” (as defined) or by the employee for specified causes or, in the case of Mr. Levra, upon the Company’s election not to renew, Messrs. Kaminsky and Trausch and Ms. Reich will be entitled to their annual base salary for twelve months and Mr. Levra will be entitled to his annual base salary for the remainder of the employment term and to his prorated bonus under the executive bonus plan.

Report of the Audit Committee of the Board of Directors

     The Report of the Audit Committee of the Board of Directors shall not be deemed filed under the Securities Act or under the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

     The Board maintains an Audit Committee comprised of three of the Company’s directors. Each member of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market. The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.

     Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2002; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     The independent auditors are responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”); and

•	Reviewed and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and reviewed and discussed with the independent auditors whether the rendering of the non-audit services provided by them to the Company during fiscal 2002 was compatible with their independence.

     The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held five meetings during fiscal 2002 with the independent auditors, in each case with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

     Based upon the reviews and discussions described above, and the report of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission.

Dated: June 10, 2002	AUDIT COMMITTEE

Kenneth Olsen Al D. McCready Frederick H. Schneider

Performance Graph

     The following graph compares the yearly percentage change in cumulative total stockholder return of the Company’s Common Stock during the period from April 1, 1997 to March 31, 2002 with (i) the cumulative total return of the Nasdaq market index and (ii) the cumulative total return of the S&P Specialty Stores Index. The comparison assumes $100 was invested on April 1, 1997 in the Common Stock and in each of the foregoing indices and the reinvestment of dividends through March 31, 2002. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

     This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Company/Index	3/31/1997	3/31/1998	3/31/1999	3/31/2000	3/31/2001	3/31/2002

SPORT CHALET INC	100	200.00	225.00	187.50	320.00	360.00
NASDAQ US INDEX	100	151.57	204.79	380.91	152.34	153.41
S&P500 SPECIALTY STORES	100	113.02	89.97	59.11	56.46	81.64

Certain Relationships and Related Transactions

     From time to time the Company has transacted business with entities in which Norbert Olberz (the “Principal Stockholder”) has an interest.

     Property Leases. The Company leases from corporations controlled by Principal Stockholder, its corporate office space in La Cañada and its stores in La Cañada, Huntington Beach and Porter Ranch, California. The Company also leased its warehouse and distribution facility in Montclair, California to February 2002 at which time the Principal Stockholder agreed to cancel the lease when the Company moved to a new distribution center leased from an unrelated third party. The Company has incurred rental expense to the Principal Stockholder of $2.4 million, $2.5 million and $2.1 million in fiscal 2002, 2001 and 2000, respectively.

     The Company’s current corporate offices are spread over seven nearby buildings in La Cañada, California neighboring the store where the Company was founded. To facilitate growth related to the expansion plans, the Company is negotiating for a new corporate office with La Cañada Properties, Inc., a corporation controlled by the Principal Stockholder. La Cañada Properties, Inc. is building a 27,500 square foot facility in La Cañada for this purpose that the Company could occupy in the fall of 2002. The Company expects to consolidate into one corporate headquarters and this building will support its growth plans for the foreseeable future.

     Management believes that the occupancy costs under the leases with corporations controlled by the Principal Stockholder described above are or will be no higher than those which could be charged by unrelated third parties under similar circumstances.

     Principal Stockholder Award Plan. On March 31, 1998, the Company and the Olberz Family Trust established the Olberz Family Trust Sport Chalet Restricted Stock Award Plan (the “Principal Stockholder Award Plan”), pursuant to which the Olberz Family Trust transferred 293,625 shares of the Company’s Common Stock to the Principal Stockholder Award Plan and the Principal Stockholder Award Plan concurrently awarded the shares to qualified employees and certain directors of the Company. On October 17, 2000, Messrs. Levra and Kaminsky received an additional 25,000 and 2,645 shares of the Company’s Common Stock, respectively, from Mr. Olberz. For further details, see “Incentive Compensation Plans — Principal Stockholder Award Plan.”

Compliance with Reporting Requirements of Section 16

     Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal 2002.

PROPOSAL 2
AMENDMENT TO 1992 PLAN

General

     In October 1992, the Board adopted the 1992 Incentive Award Plan (the “1992 Plan”) which authorizes the granting of certain incentive awards including stock appreciation rights (“SARs”), non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), restricted stock, dividend equivalents and performance awards (“PAs”) (collectively, “Awards”). On August 6, 1998, the 1992 Plan was amended (A) increasing (i) from 600,000 to 1,200,000 the number of shares of the Company’s Common Stock which may be subject to awards granted pursuant thereto, (ii) the number of automatic option grants (“AOGs”) which will be granted upon the election and re-election of a non-employee director from 3,000 to 5,000, (iii) the maximum number of shares each non-employee director may receive in AOGs from 9,000 to 30,000 shares and (iv) the total number shares reserved for grants of AOGs to non-employee directors from 30,000 to 101,000 shares and (B) extending the termination date of the 1992 Plan from November 1, 2002 to October 31, 2012. The 1992 Plan provides for the grant of ISOs (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) to employees of the Company. The 1992 Plan also provides for the grant of NQSOs to the Company’s officers, employees or consultants. The purpose of the 1992 Plan is to promote the growth and profitability of the Company by providing, through the granting of Awards, incentives to attract highly talented persons to positions with the Company, to retain such persons and to motivate them to use their best efforts on behalf of the Company. The Stockholders will be asked at the Meeting to consider and act upon a proposal to approve an amendment of the 1992 Plan increasing from 1,200,000 to 1,500,000 the number of shares of the Company’s Common Stock which may be subject to Awards granted thereunder.

Option Exercises and Holdings

     As of the date of this Proxy Statement, there were 1,031,668 shares of the Company’s Common Stock subject to outstanding options and 168,332 additional shares available for Awards. Of these shares, 65,000 are reserved for issuance to non-employee directors. For information concerning the grant of stock options during fiscal 2002 to the Named Executive Officers, the exercise of stock options during fiscal 2002 by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of March 31, 2002, see “ELECTION OF DIRECTORS —Stock Option Grants” and “ELECTION OF DIRECTORS — Option Exercises and Holdings.”

Description of the Plan

     Amendment. The Board may at any time, suspend, amend, alter, or terminate the 1992 Plan and may amend the terms of any Award previously granted, prospectively or retroactively, except under the following situations:

     Stockholder Approval. Unless otherwise required by applicable law, rule or regulation, the Board shall not amend the 1992 Plan without requisite stockholder approval if such amendment would (i) reduce the minimum option price requirements set forth in the 1992 Plan; (ii) increase the maximum number of Awards or shares subject to Awards or Awards available for grant under the 1992 Plan (except pursuant to 1992 Plan provisions providing for adjustments upon the occurrence of certain events described in “Other Terms” in the 1992 Plan); (iii) provide for 1992 Plan administration other than by the Board or the “Committee” (as defined in the 1992 Plan); (iv) change the requirements for qualifying as an “Eligible Person” (as defined in the 1992 Plan); or, (vi) extend the maximum period during which Awards may be exercised or the term of the 1992 Plan.

     Participant Approval. Unless otherwise required by applicable rule or regulation, any amendment which would affect in a material and adverse manner any Award granted prior to the date of any such amendment must be approved by the participant holding the affected Award.

     AOGs. The provisions under the 1992 Plan referring to AOGs may not be amended more than one time during any six-month period except for any amendments to conform to changes in the “Code” or the Employee Retirement Income Security Act of 1974 (“ERISA”), or the rules thereunder.

     Effective Date and Term. The amended 1992 Plan will become effective, upon Stockholder approval, on August 1, 2002. The Plan will expire on October 31, 2012.

     Eligibility. Any employee, consultant or officer of the Company, including officers who are directors and non-employee directors are eligible to participate in the 1992 Plan (a “Participant” or collectively “Participants”). Only non-employee directors receive AOGs nor are they eligible for any other form of Awards.

     ERISA. The 1992 Plan is not subject to ERISA

     Administration. The 1992 Plan is administered by the Board under the terms of the 1992 Plan. The Board’s authority to administer the 1992 Plan includes (but is not limited to) authority to (i) construe and interpret the 1992 Plan and any Award agreements; (ii) prescribe, amend and rescind rules and regulations relating to carrying out the purpose of the 1992 Plan; (iii) determine which Eligible Persons (as defined in the 1992 Plan) shall receive Awards and the time such Awards will be granted; (iv) determine the terms and conditions of Awards granted under the 1992 Plan in a manner consistent with the 1992 Plan’s provisions; and (v) make all other determinations necessary or advisable for the administration of the 1992 Plan; provided, however, that the Board shall not have the authority or power to affect in any manner any AOGs granted pursuant to the 1992 Plan. All decisions, determinations, interpretations, or other actions by the Board (or the Committee, as defined hereinafter, if applicable) shall be final, conclusive, and binding on all Participants and any successors-in-interest to such persons.

     Subject to applicable law, the Board may, in its discretion, delegate in whole or in part, its authority to administer and interpret the 1992 Plan and authorize the granting of Awards and rights thereunder to a committee (the “Committee”) which shall consist of no fewer than two members of the Board, selected by and serving at the pleasure of the Board, who are “disinterested persons” within the meaning of Section 16(b) of the Exchange Act. The Board, in fact, has delegated its authority to the Compensation Committee. As such, all actions by the Compensation Committee will be inclusive and binding on all parties. All references to the Board hereinafter shall be deemed to refer to the Compensation Committee to the extent of such delegation.

Shares Subject to Plan; Adjustments

     Under the 1992 Plan, a maximum of 1,200,000 shares are reserved pursuant to the 1992 Plan of which 101,000 shares are reserved for AOGs. Shares relating to Awards that expire, terminate, lapse, are forfeited or otherwise do not vest, will be available for subsequent Awards, except as otherwise expressly provided in the 1992 Plan. Under the proposed amendment to the 1992 Plan, the maximum number of shares would be increased to 1,500,000.

     If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock split, stock dividend, or reverse stock split, the Board may authorize an appropriate adjustment in the number and kind of shares or other consideration that is subject to or may be delivered under the 1992 Plan.

Awards

     Set forth below is a description of the types and terms and conditions of Awards which Participants may participate in under the 1992 Plan, the price at which the shares deliverable under the Awards may be purchased or the basis upon which such price is to be determined, and the terms regarding the amount of shares that a Participant may purchase:

     Stock Options. The Board will designate these stock options as either ISOs or NQSOs. There are certain distinctions between ISOs and NQSOs which are discussed in more detail below including differences in income tax consequences to the optionee and to the Company. The purchase price of each share covered by each ISO or NQSO will be equal to 100% of the fair market value of the Common Stock on the grant date of the Award, except in the case of ISOs granted to Eligible Persons owning stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (such persons hereinafter being referred to as “Controlling Employees”), then the purchase price shall be at least 110% of the fair market value. Each option will be exercisable in the manner and within the period or periods and in the installments, if any, determined by the Board and set forth in the related Award agreement and, unless earlier terminated, will terminate ten (10) years after the grant date (five years from the grant date with respect to ISOs granted to Controlling Employees). The right to purchase the unexercised portion of an ISO or NQSO continues until its lapse or termination. The exercise price of an ISO or NQSO may be paid in cash, or, to the extent permitted by the Company, by delivery of its equivalent, such as Common Stock having a fair market value on the exercise date equal to the exercise price or part in cash and part in such equivalent consideration.

     AOGs. Under the 1992 Plan, each non-employee director will be granted automatically upon becoming a director, AOGs to purchase 5,000 shares at the fair market value on the grant date. On each triennial date on which a non-employee director is reelected to the Board by the stockholders, AOGs for an additional 5,000 shares will be automatically granted to the director subject to an aggregate limit for any one non-employee director of options to acquire a total of 30,000 shares. All AOGs are exercisable one-third upon grant and one-third on each of the first and second anniversaries of the date of initial grant and all expire five (5) years from the grant date. The purchase price for each share covered by each AOG will be equal to 100% of the fair market value of the Common Stock on the grant date. The exercise price of an AOG may be paid in cash, or, by delivery of Common Stock having a fair market value on the exercise date equal to the exercise price, or part in cash and part in cash and shares of Common Stock.

     Restricted Stock. One or more restricted stock Awards may be granted to any eligible Participant. Each restricted stock Award agreement will specify the number of shares to be delivered, the date of such delivery, the price to be paid, if any, for such shares and the restrictions as the Board deems desirable to impose on such shares under the 1992 Plan. Shares of restricted stock will vest and all restrictions thereon lapse on such date as shall be determined by the Board and set forth in the applicable award agreement, but not later than the termination date, and rights to such shares will be subject to earlier termination as provided in the related Award Agreement and the 1992 Plan. The Board may require that restricted stock be placed into escrow until all restrictions are removed or expire. The purchase price per share of shares of restricted stock will be determined by the Board. Participants receiving restricted stock are entitled to dividend and voting rights for the shares delivered even though they are not vested, provided that such rights terminate immediately as to any forfeited shares.

     PAs. One or more PAs may be granted to any eligible Participant. The value of such Awards may be linked to the market value, book value or other measure of the value of the Company’s Common Stock or other specific performance criteria determined by the Board. The Plan provides that the Board may, at its discretion, replace any cash payment to be awarded under the PAs by a stock payment in part or in full.

     Stock Payments. The Board may approve stock payments to any eligible Participant or as part of a compensation arrangement made in lieu of all or any portion of the compensation otherwise payable to such eligible person. The number of shares issued as stock payments shall be determined by the Board.

     Dividend Equivalents. To the extent provided in an applicable award agreement, an eligible Participant may also be granted “dividend equivalents” based on the dividends declared on the Common Stock, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, expires or some similar period, as determined by the Board. If granted, such dividend equivalents will be converted to cash or additional shares by such formula and at such time and subject to such limitations as may be determined by the Board and set forth in the applicable Award agreement.

     SARs. A SAR may be granted to an eligible Participant and shall provide cash payments under certain circumstances, but will not entitle the recipient to any shares. Upon exercise of a SAR, the Participant shall receive an amount equal to the excess of (i) the fair market value of a share on the date the SAR is exercised over (ii) the fair market value of a share on the date such SAR was granted. Within ten (10) days after exercise, the Company shall pay to the Participant in cash the amount determined under the preceding sentence. The Board may, at the time a SAR is granted, impose such conditions on the exercise of the SAR as may be required to comply with certain requirements under Section 16(b) of the Exchange Act. Without limiting the generality of the foregoing, the Board may limit the exercise of a SAR to the period beginning on the third business day following the Company’s release of quarterly and annual financial data and ending on the twelfth business day following such date. No SAR may be granted which is exercisable after the expiration of ten years after the grant date.

     Terms and Conditions. The terms and conditions of Awards granted under the 1992 Plan typically will be evidenced by Award agreements or amendments thereunder which are executed and delivered by the Company and the respective persons to whom Awards have been granted. Award agreements and/or the terms of the Plan often require the recipient to remain in the employment of the Company for a specified period of time following the Award grant date in order to realize any or all of the benefits from the Award. See “Forfeitures and Penalties.” The Award agreements, however, will confer no right to continued employment for any Participant. A Participant may exercise all or less than all of his or her Awards. Awards may be exercised by the Participant by giving written notice of exercise to the Company, which notice shall specify the number of Awards to be exercised. However, no fractional shares will be issued pursuant to the exercise of NQSOs or ISOs, nor will cash payment be made in lieu of fractional shares. Subject to certain restrictions which are described in “Restriction on Exercise of Awards and Resale of Shares,” the shares of Common Stock received from Awards may be sold from time to time by the Participants either through one or more brokers or dealers in the over-the-counter market, through privately-negotiated transactions or otherwise, at market prices prevailing at the time of sale or at prices otherwise negotiated and such brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Participant and/or commission from purchasers of shares for whom they may act as agent. The Company may not pay the costs of any selling discounts, commissions or concessions in connection with any sales of the shares to third parties.

Restrictions on Exercise of Awards and Resale of Shares

     The Board may delay the granting, vesting or exercisability of an Award for such time as reasonably necessary to comply with applicable state or federal securities laws. The Board may be prohibited from delivering any shares pursuant to the 1992 Plan unless and until any then applicable requirements of the SEC or any other regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock may be listed have been fully complied with. All Participants that are directors and officers of the Company and/or are employees in the financial or accounting portion of the Company’s business, have agreed with the Company not to purchase or sell Common Stock without receiving preclearance by the Company’s legal counsel. If such Participant contemplates such a transaction, they are required to contact the Chief Operating Officer of the Company, so that a legal opinion can be obtained in advance. This requirement does not apply to stock option exercises under the 1992 Plan or otherwise, but would cover market sales of option stock. The purpose of this requirement is to assure compliance with securities laws and insider trading restrictions. No assurance can be provided that a Participant will receive required preclearance by the Company’s legal counsel for any specific proposed sale.

Forfeitures and Penalties

     In connection with the grant of any award under the 1992 Plan, the Board may provide through the Award agreement for the expiration or termination of all or any portion of an Award under certain circumstances in a manner not inconsistent with the Plan. In the event that the status of a Participant is terminated, or the Participant ceases to be a director of the Company (collectively, the “Eligible Participant Termination Date”), for any reason other than by reason of death or total disability, the Plan provides that any Awards, or portions thereof, held by such Participant which have not vested shall expire and become unexercisable as of such date. Unless an extension is authorized by the Board, all vested Awards, or portions thereof, which have not been exercised prior to the Eligible Participant Termination Date shall expire and become unexercisable as of the earlier of:

     1. The date which is three (3) months following the Eligible Participant Termination Date; or

     2. The date which the 1992 Plan expires.

     In the event that the Participant status of a Participant is terminated, or the Participant ceases to be a director of the Company, by reason of death or total disability, the Plan provides that any Award, or portions thereof, held by such Participant which has not vested as of the Eligible Participant Termination Date shall expire and become unexercisable as of such date. Unless an extension is authorized by the Board, the 1992 Plan provides that all vested Awards, or portions thereof, which have not been exercised prior to the Eligible Person Termination Date, shall expire and become unexercisable as of the earlier of:

     1. The date on which the Award would normally terminate under the terms of the Award agreement; or

     2. The first anniversary of the Eligible Person Termination Date.

     Any vested Awards of a deceased Participant may be exercised prior to their respective expiration dates only by the person or persons to whom the Participant’s Award passes by will or through laws of descent and distribution. The Board may, in its sole discretion, with the consent of the Participant, extend the period of time during which a vested Award shall remain exercisable, provided that in no event shall such extension extend beyond the date the Board shall so determine. In the case of any employee on an approved leave of absence, the 1992 Plan provides that the Board may make such provision respecting continuance of the Awards as the Board, in its discretion, deems appropriate, except that in no event shall an Award be exercisable after the date by which the Board has determined for the termination of such Award.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE 1992 PLAN.

INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP, the Company’s independent accountants, will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Fees billed to the Company by Ernst & Young LLP for services rendered during fiscal 2002 were as follows:

Audit Fees:	$87,625
Financial and Information Systems Design and Implementation Fees:	$-0-
All Other Fees:	$18,200

     The Audit Committee of the Board, in reliance on management and the independent auditors, determined that the provision of these services is compatible with maintaining the independence of Ernst & Young LLP. All Other Fees include the provision of services related to taxes and the Company’s 401K Plan.

STOCKHOLDER PROPOSALS

     Under certain circumstances, stockholders are entitled to present proposals at stockholders meetings. Any such proposal to be included in the proxy statement for the Company’s 2003 annual meeting of stockholders must be submitted by a stockholder prior to February 22, 2003, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company’s ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal is not submitted to the Company prior to May 7, 2003, the proxies solicited by the Board for the 2003 annual meeting of the stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2003 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

ANNUAL REPORT ON FORM 10-K

     The Company’s annual report to stockholders for the fiscal year ended March 31, 2002 accompanies or has preceded this Proxy Statement. The annual report contains financial statements of the Company and the report thereon of Ernst & Young LLP, the Company’s independent auditors.

     THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SEC FOR THE YEAR ENDED MARCH 31, 2002, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO SPORT CHALET, INC., 920 FOOTHILL BOULEVARD, LA CAÑADA, CALIFORNIA 91011, ATTENTION: HOWARD K. KAMINSKY.

OTHER BUSINESS

     Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board and authority to do so is included in the Proxy.

By Order of the Board of Directors

SPORT CHALET, INC.

Howard K. Kaminsky, Secretary

La Cañada, California
June 21, 2002

SPORT CHALET, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of SPORT CHALET, INC., a Delaware corporation (the “Company”), hereby appoints Craig L. Levra and Frederick H. Schneider, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the annual meeting of the stockholders of the Company, to be held on August 1, 2002, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

1.	ELECTION OF DIRECTORS.

[ ]	For all nominees listed below (except as indicated to the contrary)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below.

(Instructions: To withhold authority to vote for any nominee, line through or otherwise strike out his name below)

Al D. McCready Eric S. Olberz Frederick H. Schneider

2.	AMENDMENT TO THE 1992 INCENTIVE PLAN

______FOR ______AGAINST ______ABSTAIN

3.	OTHER BUSINESS.

______FOR ______AGAINST ______ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     This Proxy will be voted in accordance with the instructions set forth above. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the directors named above and as said proxies shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated June 21, 2002 relating to the Meeting.

Date:__________________, 2002

Signature(s) of Stockholder(s) (See Instructions Below)

The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

THIS PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS OF SPORT CHALET, INC.